UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2007

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Charming Shoppes, Inc.
(Exact name of registrant as specified in its charter)

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Pennsylvania	000-07258	23-1721355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Winks Lane, Bensalem, Pa 19020
(Address of principal executive offices, including Zip Code

(215) 245-9100
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On January 31, 1996, Lane Bryant, Inc. and Sierra Nevada Factoring, Inc., each wholly-owned indirect subsidiaries of Charming Shoppes, Inc., entered into a Credit Card Processing Agreement with World Financial Network National Bank (the “Bank”) to provide an accounts receivable proprietary credit card program for our Lane Bryant brand (as subsequently amended, the “Agreement”).   Under the Agreement, the Bank reimbursed us daily for credit card sales generated at our Lane Bryant retail stores.  The Bank also gave Lane Bryant, Inc. and Sierra Nevada Factoring Inc. the right to purchase certain of the Lane Bryant retail store credit card accounts and associated receivables (the “Lane Bryant Accounts”) upon termination of the Agreement.  A copy of the Agreement is attached to Form 10-K of the Registrant for the fiscal year ended February 2, 2002 (File No. 000-07258, Exhibit 10.1.9) and a copy of the Amendment to the Agreement dated as of January 28, 2005 relating to the right to purchase the Lane Bryant Accounts is attached to Form 10-K of the Registrant for the fiscal year ended January 29, 2005 (File No. 000-07258, Exhibit 10.1.12).  Charming Shoppes Outlet Stores, LLC was subsequently added as a party to the Agreement.  Lane Bryant, Inc., Sierra Nevada Factoring Inc., and Charming Shoppes Outlet Stores, LLC are referred to herein as the “Lane Bryant Entities.”  Additional information regarding this Agreement is included in “Part II, Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations; FINANCIAL CONDITION; Off-Balance-Sheet Arrangements” and “Part II, Item 8.  Financial Statements and Supplementary Data; Notes to Consolidated Financial Statements; Note 16.  Asset Securitization” of our Annual Report on Form 10-K for the fiscal year ended February 3, 2007.

On October 31, 2007, Spirit of America National Bank, a wholly-owned indirect subsidiary of Charming Shoppes, Inc., the Lane Bryant Entities, and the Bank entered into a Purchase Agreement whereby the Lane Bryant Entities assigned their right to purchase the Lane Bryant Accounts to Spirit of America National Bank, and the Bank agreed to sell (and Spirit of America National Bank agreed to purchase) the Lane Bryant Accounts.  Under the Purchase Agreement, the purchase price is a sum equal to the credit card balances on the credit card accounts at the closing date.  The Purchase Agreement contains usual and customary representations, warranties, and indemnification provisions.

Closing under the Purchase Agreement occurred on November 1, 2007, at which time Spirit of America National Bank purchased from the Bank approximately 7,100,000 Lane Bryant Accounts for approximately $231,000,000 in accordance with the terms of the Purchase Agreement.  The purchase price was funded primarily from a pre-funding account established for this purpose in connection with the issuance of Series 2007-1 asset backed certificates under our asset securitization program.  Additional information regarding the issuance of Series 2007-1 asset backed certificates is included in our Form 8-K dated October 17, 2007 and filed October 22, 2007 (File No. 000-07258).

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

99.1
Purchase Agreement dated as of October 31, 2007 between World Financial Network National Bank, Spirit of America National Bank, Lane Bryant, Inc., Sierra Nevada Factoring, Inc., and Charming Shoppes Outlet Stores, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC. (Registrant)

Date: November 2, 2007	/S/ ERIC M. SPECTER
Eric M. Specter Executive Vice President Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1
Purchase Agreement dated as of October 31, 2007 between World Financial Network National Bank, Spirit of America National Bank, Lane Bryant, Inc., Sierra Nevada Factoring, Inc., and Charming Shoppes Outlet Stores, LLC

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